Exhibit 99.1
PRIME HEALTHCARE SERVICES INC.
CONSOLIDATED INCOME STATEMENT
YTD Sept 30th, 2010

YTD
Sept 2010
REVENUE
NET PATIENT REVENUE	$1,079,531,325
CAPITATION REVENUE	18,780,789
OTHER REVENUE	9,809,148

TOTAL OPERATING REVENUE	1,108,121,262

OPERATING EXPENSES

COMPENSATION AND EMPLOYEE BENEFITS	404,937,080
PROVISION FOR DOUBTFUL ACCOUNTS	227,537,746
GENERAL AND ADMINISTRATIVE	88,244,480
SUPPLIES	98,799,640
PROFESSIONAL SERVICES	79,968,055
DEPRECIATION / AMORTIZATION	20,103,730
MEDICAL CLAIMS	2,382,147

TOTAL OPERATING EXPENSES	921,972,878

NET OPERATING INCOME (LOSS)	186,148,384

INTEREST	21,776,182
INCOME TAX EXPENSE	918,500

Income Before Allocation to Non-Controlling Interest	163,453,702

Allocation of Income to Non-Controlling Interest	(92,317,515)

NET INCOME (LOSS)	71,136,187

PRIME HEALTCARE SERVICES INC.
BALANCE SHEET
As of Sep 30, 2010

As of
Sept 30, 2010

ASSETS:

Cash and Equivalents	$201,849,078

Accounts Receivable	$906,842,476
Allowance for Bad Debt	(71,580,084)
Allowance for Contractuals & Oth Adj	(631,160,331)

Patient Accounts Receivable	$204,102,061

Other Receivables	$4,101,930
Inventories	5,556,819
Other Current Assets	1,148,892
Current Portion of Long-Term Notes Receivable	2,000,000
Current Portion of Related Party Long-Term Notes Rec	0
Prepaid Insurance	53,930,997
Other Pre-Paid Expenses	4,171,492

Total Current Assets	$476,861,269

Land and Improvements	$38,515,973
Buildings and Improvements	67,604,100
Leaseholds	14,070,297
Equipment	169,464,233
Construction-In-Progress	8,140,738

Property and Equipment	$297,795,340

Less: Accumulated Depreciation	(88,843,987)

Net Property and Equipment	$208,951,354

Investments in Property Plant & Equipment	$11,813,481
Less: Accumulated Depreciation	0

Net Investments in Property, Plant & Equip	$11,813,481

Long-term notes	$0
Related Party Long-term portion Notes Recv	128,890,834
Net goodwill	13,707,802
Other intangible assets	8,465,784

Total Long-Term Assets	$371,829,255

TOTAL ASSETS	$848,690,523

LIABILITIES:
Accounts Payable	$28,857,859
Notes Payable	206,438
Capital Leases	2,952,818
Accrued Payroll	16,860,719
Accrued PTO	24,251,368
Accrued Payroll Taxes	4,689,136
IBNR	4,128,009
Other Accrued Expenses	3,131,711
Third-Party Settlements	(8,101,909)
Lines of Credit & Other Short-Term Debt	10,268,304
Current Portion of Long-Term Debt	0
Current Portion of Related Party Notes Payable	0
Other Liabilities	833,139

Total Current Liabilities	$88,077,592

Mortgages and Long-Term Notes Payable	$97,973,797

Related Party Notes Payable	$128,890,396

Total Intracompany	$300,269

Deferred Credits	$3,414,474
Deferred Taxes	0
Other Long-Term Liabilities	241,512,056

Total Long-Term Liabilities	$472,090,992

TOTAL LIABILITIES	$560,168,584

EQUITY:
Common Stock	$1,350,000
Additional Paid-in Capital	14,507,888
Other Equity	0
Retained Earnings PY	159,210,350
Distributions	(50,000,000)
Net Income	71,136,187
Non — Controlling Interest	92,317,515

TOTAL EQUITY	$288,521,940

TOTAL LIABILITIES AND EQUITY	$848,690,523

PRIME HEALTHCARE SERVICES INC.
CONSOLIDATED CASH FLOWS STATEMENT
YTD FOR THE PERIOD ENDED SEPT 30th, 2010

YTD
Sep-10

Cash Flows from Operating Activities:

Change in Net Income	$163,453,702

Adj from Operating Activities:
Depreciation and Amortization	$19,612,162
Other Deferred Income/Expense	(2,904,259)

(Increase)/Decrease in Assets:
Patient Accounts Receivable	($14,159,220)
Supplies Inventory	(407,430)
Pre-Paid Expenses & Oth Current Assets	8,355,033
Other Receivables	(1,391,490)
Long-Term Receivables	(128,890,834)

Increase/(Decrease) in Liabilities:
Accounts and Notes Payable	($16,524,475)
Accrued Payroll Costs	8,089,138
IBNR	(1,266,317)
Other Accrued Liabilities	(2,100,105)
Estimated 3rd Party Settlements	(1,345,010)

Net Cash From (For) Operating Activities	$30,520,894

Cash Flows from Investing Activities:
Capital Expenditures	($23,071,133)
Payments to Acquire Other Assets	(8,451,896)

Net Cash From (For) Investing Activities	($31,523,028)

Cash Flows from Financing Activities:
Funds Provided (to) from Intercompany	$14,214,370
Funds Provided (to) from Related Party	(13,105,378)
Borrow (Re-Payment) of Debt	211,489,752
Capital Lease Obligations (Re-Payment)	(6,450,659)
Parent Contributions / (Distributions)	(49,300,336)
Payments for Acquisition	0

Net Cash From (For) Financing Activities	$156,847,749

Net Change in Cash and Cash Equivalents	$155,845,615

Beginning Cash Balance	$46,003,463

Ending Cash Balance	$201,849,078